Yukon
Community Services

BUSINESS CORPORATIONS ACT
FORM 5

Certificate of Amendment

ENTREE GOLD INC.

I hereby certify that the articles of the above-mentioned corporation were amended:

- under section 16 of the Business Corporations Act to change the name of the corporation in accordance with the attached notice.

- under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares.

x under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment

- under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization.

- under section 195 of the Business Corporations Act as set out in the attached Articles of Arrangement

Corporate Access Number: 29919 Date of Amendment: 2004-06-16	/s/ M. Richard Roberts M. Richard Roberts Registrar of Corporations

YUKON
Business Corporations Act
(Sections 30 and 179)

Form 5-01
ARTICLES OF AMENDMENT

1.	Name of Corporation: ENTRÉE GOLD INC.
2.	The Articles of the above-named corporation were amended pursuant to a Court order:

Yes	No	XXXX

3.	The Articles of the above-named corporation were amended pursuant to a Court order:
Schedule "A" to paragraph 2 of the Articles of Incorporation is amended by increasing the maximum number of Common shares from 100,000,000 to an unlimited number of Common shares without par value.
4.	Date: June 08, 2004

Signature: /s/ signed Title: Director

FILED JUN 16 2004 /s/ signed REGISTRAR OF CORPORATIONS